Exhibit 99.1

         Digital Recorders, Inc. Discusses Shareholder Value


    DALLAS--(BUSINESS WIRE)--June 12, 2007--Digital Recorders, Inc.
(DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international public transportation and transit security markets, announced today that management is investigating the implementation and/or acceleration of additional actions that may help the Company increase shareholder value.

    Additional actions under consideration by management include:

    -- Expanding recognition of the Company's participation in a number of important international markets and the fact that a substantial and growing part of the Company's business is derived from those markets;

    -- Renewing the Company's evaluation of potentially strategic options in the U.S. and abroad, including possible mergers and acquisitions;

    -- Retaining an investor relations firm to assist management in educating the investing public about the Company's products and services, as well as in initiating coverage by financial analysts.

    "In my opinion, this Company has made solid progress and improvements. We have recorded six consecutive quarters of period-over-period operating improvements, increased our backlog, and received significant orders in both new and existing markets at home and abroad. We believe that the market for our products and services is more favorable now than it has been in the last several years. Further, we expect 2007 to be profitable. Additionally, our products aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. As such, we believe our efforts contribute to the solution of some of the hot-button issues of our time, including reducing our reliance on fossil fuels, assisting the quest for improved, 'green' environmental actions, improving quality of life, and making public transportation safer and more comfortable. We intend to consider all viable alternatives as we energetically continue our efforts to improve the Company and to increase shareholder value," David L. Turney, the Company's Chairman, President, and Chief Executive Officer, said.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements about the Company's potential merger and acquisition options in the U.S. and abroad, its investor relations efforts, its expectations in achieving profitability, its assessment of the current market for its products and services, as well as any statement, express or implied, concerning future events or expectations, is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that the assumptions behind the statements about the Company's potential merger and acquisition options in the U.S. and abroad, its investor relations efforts, risks that the Company may not have a profitable year in 2007, risks that it has not properly assessed the current market for its products and services, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com